Exhibit 10.14

                                    AMENDMENT
                        TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "AMENDMENT"), is made effective as of June 30, 2006 (the "EFFECTIVE DATE"), by and between CORNELL CAPITAL PARTNERS, LP, ("CORNELL"), HIGHGATE HOUSE FUNDS, LTD., ("HIGHGATE"), and CITY NETWORK, INC., a Nevada corporation (the "COMPANY"), with reference to the following recitals:

A. Cornell, Highgate, and the Company entered into that certain Securities Purchase Agreement, dated March 16, 2006 (the "MASTER AGREEMENT").

B. Pursuant to the Master Agreement, the Company was to issue and sell to Cornell, and Cornell was to purchase $650,000 of secured convertible debentures, and the Company was to use $250,000 of the proceeds of such issuance and sale to repay the aggregate principal amount of $250,000 on the Original Notes issued to Highgate on August 17, 2005 and on December 16, 2005.

C. The parties desire to amend the Master Agreement such that rather than the Company's repaying the Original Notes, Highgate shall retain the Original Notes, which shall be amended and re-issued in a convertible debenture in the form of Exhibit A attached to the Master Agreement.

D. The Company's obligation to issue and sell and Cornell's obligation to purchase the convertible debentures shall be reduced by $250,000, the amount which was going to be used to repay the Original Notes.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Cornell, Highgate, and the Company agree as follows:

1. PURCHASE OF CONVERTIBLE DEBENTURES. Section 1(a) of the Master Agreement is hereby amended and restated as follows:

     "PURCHASE OF CONVERTIBLE DEBENTURES" Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Cornell agrees to purchase at the closing of the transactions contemplated by this Agreement (the "Closing") and the Company agrees to sell and issue to Cornell, at the Closing, Convertible Debentures in an amount equal to $400,000, and the Company and Highgate agree to amended and re-issued the Original Notes in the form of the convertible debenture attached as Exhibit A hereto.

2. CLOSING DATE. Section 1(b) of the Master Agreement is hereby amended and restated as follows:

     "CLOSING DATE" The Closing of the purchase and sale of the Convertible Debentures shall take place on June 30, 2006 (the "CLOSING DATE").

3. FORM OF PAYMENT. Section 1(c) of the Master Agreement is hereby amended and restated as follows:

     "FORM OF PAYMENT" Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) Cornell shall deliver to the Company the aggregate proceeds for the Convertible Debentures to be issued and sold Cornell in an amount equal to $400,000, minus the fees to be paid directly from the gross proceeds of the Closing as set forth herein, (ii) the Company shall deliver to Cornell the Convertible Debentures which Cornell is purchasing in an amount equal to $400,000, duly executed on behalf of the Company, (iii) Highgate shall deliver to the Company the Original Notes, and (iv) the Company shall deliver to Highagte the Convertible Debentures for which Highgate is exchanging the Original Notes in an amount equal to $250,000.

4. INTEREST. The Company shall pay to Highgate all accrued and unpaid interest on the Original Notes on the date hereof.

5. FEES AND EXPENSES. Section 4(g)(i) of the Master Agreement is hereby amended and restated as follows:

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     "FEES AND EXPENSES"  Each of the Company and the Buyers shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents, except the Company shall pay a structuring fee to Yorkville Advisors, LLC of Ten Thousand Dollars ($10,000) directly from the gross proceeds of the Closing.

6. FEES AND EXPENSES. Section 4(g)(ii) of the Master Agreement is hereby amended and restated as follows:

     "FEES AND EXPENSES" The Company shall pay Yorkville Advisors LLC a fee equal to Forty Thousand Dollars ($40,000) which shall be paid directly from the gross proceeds of the Closing.

7. DEFINITIONS. All references to "the Buyers" or "Each Buyer" in the Master Agreement shall include Highgate. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them under the Master Agreement, and if not defined in the Master Agreement shall have the meaning ascribed to them in the Operating Agreement.

8. JOINDER. By executing and delivering this Amendment to the Company, Highgate hereby acknowledge the terms of, and agree to be bound by, the Master Agreement as a Buyer. The Company, by executing and delivering this Amendment, does hereby acknowledge Highgate's rights as a Buyer under the Master Agreement.

9. NON-IMPAIRMENT. Except as expressly modified herein, the Master Agreement shall continue in full force and effect, and the parties hereby reinstate and reaffirm the Master Agreement as modified herein.

10. INCONSISTENCIES. In the event of any inconsistency, ambiguity or conflict between the terms and provisions of this Amendment and the terms and provisions of the Master Agreement, the terms and provisions of this Amendment shall control.

11. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when executed will be deemed an original and all of which, taken together, well be deemed to be one and the same instrument.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

COMPANY:
CITY NETWORK, INC.

By: /s/ Alice Chen
   --------------------------------------
Name:  Alice Chen
Title: Chairman & Chief Executive Officer

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CORNELL CAPITAL PARTNERS, LP                   HIGHGATE HOUSE FUNDS, LTD.

By:  Yorkville Advisors, LLC                   By: /s/ Mark Angelo
Its: General Partner                              ------------------------------
                                               Name:  Mark Angelo
                                               Title: Portfolio Manager
By: /s/ Mark Angelo
   ----------------------------------
Name:  Mark Angelo
Title: Portfolio Manager


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